Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact:	Investor Contacts:
	Martha Holler	Steve McGarry
	703/984-5678	703/984-6746
Joe Fisher 703/984-5755
SALLIE MAE REPORTS FIRST-QUARTER 2009 RESULTS
Company Originates Record $6.6 Billion of Federal Student Loans
RESTON, Va., April 22, 2009 — SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, reported net income on a core earnings basis of $14 million for the first quarter ended March 31, 2009. After payment of dividends to holders of the company’s preferred stock, the company reported a core earnings diluted loss per common share of $.03. The loss was the direct result of ongoing dislocation in the commercial paper (CP) market and a feature of the U.S. Department of Education (ED) participation program. These two items reduced core earnings by $.24 per diluted share.
     The majority of the company’s federal student loan portfolio earns interest based on CP rates and is funded with borrowings based on LIBOR. Dislocations in the capital markets continued to distort CP rates in the quarter so that the company’s asset yield was 42 basis points lower than normal. This reduced net interest income by $139 million, or $.19 per diluted share. In the fourth-quarter 2008, ED made an adjustment to mitigate the dislocation in the CP market and to better match money-market conditions. ED did not make a similar adjustment for the first-quarter 2009.
     Additionally, although the liability rate for loans funded through ED’s participation program is based on the prior quarter’s CP rates, the yield on the student loan is based on current quarter CP rates. The sharp decline in CP rates reduced net interest income by $40 million in the first quarter, or $.05 per diluted share.
     “Ironically, positive action taken by the federal government to stabilize the commercial paper markets is adversely impacting student loans and student-loan backed securities. The inordinately low CP rate also undermines the $400 billion student loan ABS market the U.S. Treasury and the Federal Reserve have been working to stabilize. We do not believe this result was intended and are working with Members of Congress to resolve the issue. We are also working with Congress and the Administration to help put in place a federal student loan infrastructure consistent with President Obama’s proposal to vastly expand Pell Grants,” said Albert L. Lord, vice chairman and CEO.
     During the first quarter, new extensions of credit remained strong. The company originated a record $6.6 billion of FFELP loans, compared to $6.0 billion in the year-ago quarter. “Our ability to continue to meet students’ needs in this environment is the direct result of the ECASLA legislation championed by Chairmen Miller and Kennedy,” Mr. Lord said.

     Private education loan originations were $1.5 billion, compared to $2.5 billion in the year-ago quarter. The decrease in private credit loan originations was due to a tightening of underwriting standards and the elimination of non-traditional private loan originations.
     The company provided $297 million for managed private education loan losses in the first quarter due in part to growth in loans in repayment status and higher delinquencies resulting from a continued weakening in the overall economy and a managed reduction of loans in forbearance status. The company charged off $202 million of managed private education loans during the quarter, an increase from $159 million in the prior quarter.
     Core earnings fee income, which consists primarily of fees earned from guarantor servicing and collection activity, was $239 million in the quarter, compared to $200 million in the prior quarter, and included a $74 million impairment in the purchased mortgage portfolio, due to continued weakening of the real estate market.
     Operating expenses were $296 million in the quarter, including $5 million in restructuring charges, compared to $360 million, including $21 million in restructuring charges, in the year-ago quarter.
     In addition to presenting certain core earnings performance measures, Sallie Mae reports financial results on a GAAP basis. The company’s management, equity investors, credit rating agencies and debt capital providers use core earnings measures to monitor the company’s business performance. Both a description of the core earnings treatment and a full reconciliation to the GAAP income statement can be found at: http://www.salliemae.com/about/investors/stockholderinfo/earningsinfo/, click on the First Quarter 2009 Supplemental Earnings Disclosure.
     Sallie Mae reported a first-quarter 2009 GAAP net loss of $21 million, or $.10 diluted loss per share. These results include the impact of the CP-related issues discussed above. The company provided $203 million for private education loan losses and charged off $139 million of private education loans during the quarter.
***
The company will host earnings conference call tomorrow, April 23 at 8 a.m. EDT. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company’s performance. Individuals interested in participating should call the following number tomorrow, April 23, 2009, starting at 7:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International) and use access code 91859703. The conference call will be replayed continuously beginning at 11 a.m. EDT on Thursday, April 23, 2009, and concluding at midnight on May 7, 2009. To access the replay, please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 91859703. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com.
This press release contains “forward-looking statements” based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, general economic conditions, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, adverse results in legal disputes, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, limited liquidity, increased financing costs and changes in the general interest rate environment. For more information, see the company’s filings with the Securities and Exchange Commission, including the forward-looking statements contained in the company’s Supplemental Financial Information First Quarter 2009. All information in this release is as of March 31, 2009. The Company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.
***
SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation’s leading provider of saving- and paying-for-college programs. Through its subsidiaries, the company manages $185 billion in education loans and has 10 million student and parent customers. Through its Upromise affiliates, the company also manages $17 billion in 529 college-savings plans, and is a major, private source of college funding contributions in America with 10 million members and more than $475 million in member rewards. Sallie Mae and its subsidiaries offer debt management services as well as business and technical products to a range of business clients, including higher education institutions, student loan guarantors and state and federal agencies. More information is available at www.salliemae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
###

SLM CORPORATION

Supplemental Earnings Disclosure

March 31, 2009

(In millions, except per share amounts)

	Quarters ended
	March 31,	December 31,	March 31,
	2009	2008	2008
	(unaudited)	(unaudited)	(unaudited)

SELECTED FINANCIAL INFORMATION AND RATIOS
GAAP Basis
Net loss attributable to SLM Corporation(1)	$(21)	$(216)	$(104)
Diluted loss per common share attributable to SLM Corporation common shareholders(1)	$(.10)	$(.52)	$(.28)
Return on assets	(.05)%	(.56)%	(.29)%
“Core Earnings” Basis(2)
“Core Earnings” net income attributable to SLM Corporation(1)	$14	$65	$188
“Core Earnings” diluted earnings (loss) per common share attributable to SLM Corporation common shareholders(1)	$(.03)	$.08	$.34
“Core Earnings” return on assets	.03%	.14%	.41%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$149,662	$144,826	$129,341
Average off-balance sheet student loans	35,577	36,164	39,163

Average Managed student loans	$185,239	$180,990	$168,504

Ending on-balance sheet student loans, net	$150,374	$144,802	$131,013
Ending off-balance sheet student loans, net	34,961	35,591	38,462

Ending Managed student loans, net	$185,335	$180,393	$169,475

Ending Managed FFELP Stafford and Other Student Loans, net	$64,690	$59,619	$49,179
Ending Managed FFELP Consolidation Loans, net	86,228	87,275	90,105
Ending Managed Private Education Loans, net	34,417	33,499	30,191

Ending Managed student loans, net	$185,335	$180,393	$169,475

(1)	On January 1, 2009, the Company adopted the Financial Accounting Standards Board’s Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51,” the provisions of which, among other things, require that minority interests be renamed, “noncontrolling interests,” and that a company present a consolidated net income (loss) measure that includes the amount attributable to such “noncontrolling interests” for all periods presented.

(2)	See explanation of “Core Earnings” performance measures under “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income.”

SLM CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	March 31,	December 31,	March 31,
	2009	2008	2008
	(unaudited)		(unaudited)

Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $101,375; $90,906; and $52,238, respectively)	$43,444,179	$44,025,361	$40,168,284
FFELP Stafford Loans Held-for-Sale	14,399,802	8,450,976	—
FFELP Consolidation Loans (net of allowance for losses of $50,919; $46,637; and $41,759, respectively)	70,885,647	71,743,435	73,867,639
Private Education Loans (net of allowance for losses of $1,384,455; $1,308,043; and $1,073,317, respectively)	21,644,579	20,582,298	16,977,146
Other loans (net of allowance for losses of $66,011; $58,395; and $44,575, respectively)	684,913	729,380	1,140,468
Cash and investments	3,748,192	5,111,407	5,318,506
Restricted cash and investments	3,855,546	3,535,286	4,170,934
Retained Interest in off-balance sheet securitized loans	1,950,566	2,200,298	2,874,481
Goodwill and acquired intangible assets, net	1,239,556	1,249,219	1,319,723
Other assets	9,698,331	11,140,777	13,335,811

Total assets	$171,551,311	$168,768,437	$159,172,992

Liabilities
ED Participation Program facility	$13,529,483	$7,364,969	$—
Term bank deposits	1,066,171	1,147,825	650,752
Other short-term borrowings	31,735,807	33,420,249	37,445,176

Total short-term borrowings	46,331,461	41,933,043	38,095,928
Long-term borrowings	116,669,381	118,224,794	112,485,060
Other liabilities	3,586,610	3,604,260	3,377,229

Total liabilities	166,587,452	163,762,097	153,958,217

Commitments and contingencies
Equity
Preferred stock, par value $.20 per share, 20,000 shares authorized:
Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	400,000	400,000	400,000
Series C: 7.25% mandatory convertible preferred stock: 1,150; 1,150; and 1,150 shares, respectively, issued at liquidation preference of $1,000 per share	1,149,770	1,149,770	1,150,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 534,698; 534,411; and 533,678 shares, respectively, issued	106,940	106,883	106,736
Additional paid-in capital	4,694,155	4,684,112	4,610,278
Accumulated other comprehensive loss, net of tax benefit	(70,450)	(76,476)	(2,394)
Retained earnings	378,387	426,175	617,184

Total SLM Corporation stockholders’ equity before treasury stock	6,823,802	6,855,464	7,046,804
Common stock held in treasury: 67,105; 66,958; and 66,301 shares, respectively	1,859,955	1,856,394	1,838,637

Total SLM Corporation stockholders’ equity	4,963,847	4,999,070	5,208,167
Noncontrolling interest	12	7,270	6,608

Total equity	4,963,859	5,006,340	5,214,775

Total liabilities and equity	$171,551,311	$168,768,437	$159,172,992

SLM CORPORATION

Consolidated Statements of Income

(In thousands, except per share amounts)

	Quarters ended
	March 31,	December 31,	March 31,
	2009	2008	2008
	(unaudited)	(unaudited)	(unaudited)

Interest income (loss):
FFELP Stafford and Other Student Loans	$342,816	$516,204	$464,476
FFELP Consolidation Loans	489,362	741,806	836,656
Private Education Loans	387,041	439,137	443,522
Other loans	16,420	18,161	23,344
Cash and investments	5,971	24,773	123,816

Total interest income	1,241,610	1,740,081	1,891,814
Total interest expense	1,026,547	1,529,522	1,615,445

Net interest income	215,063	210,559	276,369
Less: provisions for loan losses	250,279	252,415	137,311

Net interest income (loss) after provisions for loan losses	(35,216)	(41,856)	139,058

Other income (loss):
Servicing and securitization revenue (loss)	(95,305)	87,557	107,642
Losses on sales of loans and securities, net	—	(64,007)	(34,666)
Gains (losses) on derivative and hedging activities, net	104,025	(292,903)	(272,796)
Contingency fee revenue	74,815	81,626	85,306
Collections revenue (loss)	(21,330)	23,050	57,239
Guarantor servicing fees	34,008	26,199	34,653
Other	192,458	96,719	93,533

Total other income (loss)	288,671	(41,759)	70,911

Expenses:
Restructuring expenses	4,773	5,849	20,678
Operating expenses	301,483	280,367	355,648

Total expenses	306,256	286,216	376,326

Loss before income tax benefit	(52,801)	(369,831)	(166,357)
Income tax benefit	(31,696)	(154,341)	(62,488)

Net loss	(21,105)	(215,490)	(103,869)
Less: net income (loss) attributable to noncontrolling interest	281	527	(65)

Net loss attributable to SLM Corporation	(21,386)	(216,017)	(103,804)
Preferred stock dividends	26,395	27,316	29,025

Net loss attributable to SLM Corporation common stock	$(47,781)	$(243,333)	$(132,829)

Basic loss per common share attributable to SLM Corporation common shareholders	$(.10)	$(.52)	$(.28)

Average common shares outstanding	466,761	466,692	466,580

Diluted loss per common share attributable to SLM Corporation common shareholders	$(.10)	$(.52)	$(.28)

Average common and common equivalent shares outstanding	466,761	466,692	466,580

Dividends per common share attributable to SLM Corporation common shareholders	$—	$—	$—

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended March 31, 2009
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income (loss):
FFELP Stafford and Other Student Loans	$361,919	$—	$—	$361,919	$(19,103)	$342,816
FFELP Consolidation Loans	438,896	—	—	438,896	50,466	489,362
Private Education Loans	563,282	—	—	563,282	(176,241)	387,041
Other loans	16,420	—	—	16,420	—	16,420
Cash and investments	2,179	—	5,128	7,307	(1,336)	5,971

Total interest income	1,382,696	—	5,128	1,387,824	(146,214)	1,241,610
Total interest expense	949,248	5,492	4,139	958,879	67,668	1,026,547

Net interest income (loss)	433,448	(5,492)	989	428,945	(213,882)	215,063
Less: provisions for loan losses	349,086	—	—	349,086	(98,807)	250,279

Net interest income (loss) after provisions for loan losses	84,362	(5,492)	989	79,859	(115,075)	(35,216)

Contingency fee revenue	—	74,815	—	74,815	—	74,815
Collections revenue (loss)	—	(22,019)	—	(22,019)	689	(21,330)
Guarantor servicing fees	—	—	34,008	34,008	—	34,008
Other income (loss)	102,368	—	49,781	152,149	49,029	201,178

Total other income (loss)	102,368	52,796	83,789	238,953	49,718	288,671

Restructuring expenses	1,062	1,655	2,056	4,773	—	4,773
Operating expenses	131,178	88,471	71,970	291,619	9,864	301,483

Total expenses	132,240	90,126	74,026	296,392	9,864	306,256

Income (loss) before income tax expense (benefit)	54,490	(42,822)	10,752	22,420	(75,221)	(52,801)
Income tax expense (benefit)(1)	20,063	(15,767)	3,959	8,255	(39,951)	(31,696)
Less: net income attributable to noncontrolling interest	—	281		281	—	281

Net income (loss) attributable to SLM Corporation	$34,427	$(27,336)	$6,793	$13,884	$(35,270)	$(21,386)

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended December 31, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income (loss):
FFELP Stafford and Other Student Loans	$586,206	$—	$—	$586,206	$(70,002)	$516,204
FFELP Consolidation Loans	856,267	—	—	856,267	(114,461)	741,806
Private Education Loans	659,057	—	—	659,057	(219,920)	439,137
Other loans	18,161	—	—	18,161	—	18,161
Cash and investments	20,606	—	7,032	27,638	(2,865)	24,773

Total interest income	2,140,297	—	7,032	2,147,329	(407,248)	1,740,081
Total interest expense	1,584,442	5,628	4,296	1,594,366	(64,844)	1,529,522

Net interest income (loss)	555,855	(5,628)	2,736	552,963	(342,404)	210,559
Less: provisions for loan losses	392,211	—	—	392,211	(139,796)	252,415

Net interest income (loss) after provisions for loan losses	163,644	(5,628)	2,736	160,752	(202,608)	(41,856)

Contingency fee revenue	—	81,626	—	81,626	—	81,626
Collections revenue	—	21,829	—	21,829	1,221	23,050
Guarantor servicing fees	—	—	26,199	26,199	—	26,199
Other income (loss)	18,563	—	52,042	70,605	(243,239)	(172,634)

Total other income (loss)	18,563	103,455	78,241	200,259	(242,018)	(41,759)

Restructuring expenses	2,881	1,771	1,197	5,849	—	5,849
Operating expenses	128,898	75,931	64,845	269,674	10,693	280,367

Total expenses	131,779	77,702	66,042	275,523	10,693	286,216

Income (loss) before income tax expense (benefit)	50,428	20,125	14,935	85,488	(455,319)	(369,831)
Income tax expense (benefit)(1)	5,208	9,610	5,131	19,949	(174,290)	(154,341)
Less: net income attributable to noncontrolling interest	—	527	—	527	—	527

Net income (loss) attributable to SLM Corporation	$45,220	$9,988	$9,804	$65,012	$(281,029)	$(216,017)

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended March 31, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income (loss):
FFELP Stafford and Other Student Loans	$494,382	$—	$—	$494,382	$(29,906)	$464,476
FFELP Consolidation Loans	988,486	—	—	988,486	(151,830)	836,656
Private Education Loans	749,321	—	—	749,321	(305,799)	443,522
Other loans	23,344	—	—	23,344	—	23,344
Cash and investments	141,902	—	6,267	148,169	(24,353)	123,816

Total interest income	2,397,435	—	6,267	2,403,702	(511,888)	1,891,814
Total interest expense	1,824,471	6,840	5,202	1,836,513	(221,068)	1,615,445

Net interest income (loss)	572,964	(6,840)	1,065	567,189	(290,820)	276,369
Less: provisions for loan losses	181,321	—	—	181,321	(44,010)	137,311

Net interest income (loss) after provisions for loan losses	391,643	(6,840)	1,065	385,868	(246,810)	139,058

Contingency fee revenue	—	85,306	—	85,306	—	85,306
Collections revenue	—	56,361	—	56,361	878	57,239
Guarantor servicing fees	—	—	34,653	34,653	—	34,653
Other income (loss)	44,345	—	50,641	94,986	(201,273)	(106,287)

Total other income (loss)	44,345	141,667	85,294	271,306	(200,395)	70,911

Restructuring expenses	15,550	434	4,694	20,678	—	20,678
Operating expenses	163,636	106,142	69,655	339,433	16,215	355,648

Total expenses	179,186	106,576	74,349	360,111	16,215	376,326

Income (loss) before income tax expense (benefit)	256,802	28,251	12,010	297,063	(463,420)	(166,357)
Income tax expense (benefit)(1)	94,067	10,348	4,399	108,814	(171,302)	(62,488)
Less: net loss attributable to noncontrolling interest	—	(65)	—	(65)	—	(65)

Net income (loss) attributable to SLM Corporation	$162,735	$17,968	$7,611	$188,314	$(292,118)	$(103,804)

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Reconciliation of “Core Earnings” Net Income to GAAP Net Income

(In thousands, except per share amounts)

	Quarters ended
	March 31,	December 31,	March 31,
	2009	2008	2008
	(unaudited)	(unaudited)	(unaudited)

“Core Earnings” net income attributable to SLM Corporation(A)	$13,884	$65,012	$188,314
“Core Earnings” adjustments:
Net impact of securitization accounting	(198,590)	31,583	(79,146)
Net impact of derivative accounting	54,010	(441,631)	(363,368)
Net impact of Floor Income	79,023	(34,949)	(5,577)
Net impact of acquired intangibles	(9,664)	(10,322)	(15,329)

Total “Core Earnings” adjustments before net tax effect	(75,221)	(455,319)	(463,420)
Net tax effect	39,951	174,290	171,302

Total “Core Earnings” adjustments	(35,270)	(281,029)	(292,118)

GAAP net loss attributable to SLM Corporation	$(21,386)	$(216,017)	$(103,804)

GAAP diluted loss per common share attributable to SLM Corporation common shareholders	$(.10)	$(.52)	$(.28)

(A) “Core Earnings” diluted earnings (loss) per common share attributable to SLM Corporation common shareholders	$(.03)	$.08	$.34

“Core Earnings”

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”). In addition to evaluating the Company’s GAAP-based financial information, management evaluates the Company’s business segments on a basis that, as allowed under the Financial Accounting Standards Board’s Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information,” differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to this information in our presentations with credit rating agencies and lenders. While “Core Earnings” are not a substitute for reported results under GAAP, we rely on “Core Earnings” to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” net income reflects only current period adjustments to GAAP net income as described below. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting and as a result, our management reporting is not necessarily comparable with similar information for any other financial institution. Our operating segments are defined by products and services or by types of customers, and reflect the manner in which financial information is currently evaluated by management. Intersegment revenues and expenses are netted within the appropriate financial statement line items consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, the Company’s “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company’s performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company’s board of directors, rating agencies and lenders to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” on derivatives that do not qualify for “hedge treatment,” as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility and changing credit spreads on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While our presentation of our results on a “Core Earnings” basis provides important information regarding the performance of our Managed portfolio, a limitation of this presentation is that we are presenting the ongoing spread income on loans that have been sold to a trust managed by us. While we believe that our “Core Earnings” presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our “Core Earnings” results exclude certain Floor Income, which is real cash income, from our reported results and therefore may understate earnings in certain periods. Management’s financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is economically hedged through Floor Income Contracts.

Pre-Tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision makers. Our “Core Earnings” are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and incentive compensation. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. “Core Earnings” net income reflects only current period adjustments to GAAP net income, as described in the more detailed discussion of the differences between “Core Earnings” and GAAP that follows, which includes further detail on each specific adjustment required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1)	Securitization Accounting: Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under “Core Earnings” for the Lending operating segment, we present all securitization transactions on a “Core Earnings” basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions, as well as ongoing “servicing and securitization revenue” presented in accordance with GAAP, are excluded from “Core Earnings” and are replaced by interest income, provisions for loan losses, and interest expense as earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from “Core Earnings” as they are considered intercompany transactions on a “Core Earnings” basis.

2)	Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for “hedge treatment” under GAAP. These unrealized gains and losses occur in our Lending operating segment. In our “Core Earnings” presentation, we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life.

3)	Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we exclude such income from “Core Earnings” when it is not economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in “Derivative Accounting,” these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, they are marked-to-market through the “gains (losses) on derivative and hedging activities, net” line in the consolidated statement of income with no offsetting gain or loss recorded for the economically hedged items. For “Core Earnings,” we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received in income.

4)	Acquired Intangibles: Our “Core Earnings” exclude goodwill and intangible impairment and the amortization of acquired intangibles.